Exhibit 5.1

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

February 15, 2023

El Pollo Loco Holdings, Inc.
3535 Harbor Blvd., Suite 100
Costa Mesa, California, 92626

Re:          El Pollo Loco Holdings, Inc.
        Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special United States counsel to El Pollo Loco Holdings, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders identified on Schedule A hereto (collectively, the “Selling Stockholders”) of up to 16,818,465 shares (the “Securities”) of the Company’s common stock, par value $0.01 per share. We have been advised that the Securities were initially issued (i) to Trimaran Pollo Partners, L.L.C. (“Trimaran”), Mr. Carmichall and Mr. Hardison in connection with the acquisition by the Company’s predecessor, Chicken Acquisition Corp., of all of the common stock of EPL Holdings, Inc. pursuant to the Stock Purchase Agreement, dated September 27, 2005, by and among the Company (f/k/a Chicken Acquisition Corp.), EPL Holdings, Inc. (“Holdings”), EPL Intermediate, Inc., El Pollo Loco, Inc., the equityholders of Holdings and American Securities Capital Partners, L.P. (the “Stock Purchase Agreement”), (ii) to Trimaran in connection with an investment by FS Equity Partners V, L.P. and FS Affiliates V, L.P. in Trimaran pursuant to the Unit Purchase Agreement, dated as of December 26, 2007, by and among Trimaran, the Company, EPL Intermediate, Inc., El Pollo Loco, Inc., FS Equity Partners V, L.P., FS Affiliates V, L.P., Peter Starrett and each of the selling members signatory thereto (the “2007 Unit Purchase Agreement”), (iii) to Trimaran in connection with an investment by certain funds in Trimaran pursuant to the Unit Purchase Agreement, dated as of July 14, 2011, by and among Trimaran, the Company, FS Equity Partners V, L.P., FS Affiliates V, L.P., Trimaran Capital, L.L.C., Trimaran Fund II, L.L.C., Trimaran Parallel Fund II, L.P., CIBC Employee Private Equity Fund (Trimaran) Partners and CIBC Capital Corporation (the “2011 Unit Purchase Agreement, and together with the Stock Purchase Agreement and the 2007 Unit Purchase Agreement, the “Agreements”) and (iv) as a result of the Company’s 8.56381-for-1 common stock split effected on July 14, 2014. We have been further advised that 5,534,303 of the shares initially issued to Trimaran were distributed by Trimaran to FS Equity Partners V, L.P. and FS Affiliates V, L.P. (the “Distribution”).

El Pollo Loco Holdings, Inc.
February 15, 2023

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933 (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)          the registration statement on Form S-3 of the Company relating to the Securities, filed on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement being hereinafter referred to as the “Registration Statement”);

(b)          the prospectus, which forms a part of and is included in the Registration Statement;

(c)          an executed copy of a certificate of Anne E. Jollay, Chief Legal Officer, General Counsel and Corporate Secretary of the Company, dated the date hereof (the “Secretary’s Certificate”);

(d)          a copy of the Company’s Certificate of Incorporation, as amended and in effect as of the dates the Securities were initially issued and certified pursuant to the Secretary’s Certificate;

(e)          a copy of the Company’s Amended and Restated Certificate of Incorporation certified by the Secretary of State of the State of Delaware as of February 15, 2023, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(f)          a copy of the Company’s By-Laws, as amended and in effect as of the dates the Securities were initially issued and certified pursuant to the Secretary’s Certificate;

(g)          a copy of the Company’s Amended and Restated By-Laws, as amended and in effect as of the date hereof and certified pursuant to the Secretary’s Certificate;

(h)          a copy of certain resolutions of the Board of Directors of the Company regarding the filing of the Registration Statement, certified pursuant to the Secretary’s Certificate;

(i)          an executed copy of the Stock Purchase Agreement;

(j)          an executed copy of the 2007 Unit Purchase Agreement; and

(k)          an executed copy of the 2011 Unit Purchase Agreement.

El Pollo Loco Holdings, Inc.
February 15, 2023

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and the Selling Stockholders and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and the Selling Stockholders and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below, including the facts and conclusions set forth in the Secretary’s Certificate.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. We have also assumed that the Distribution was duly authorized by all requisite limited liability company action on the part of Trimaran and was consummated in accordance with the terms of the limited liability company agreement of Trimaran. With respect to our opinion set forth below, we have assumed that (i) the Company received the consideration for the Securities set forth in the applicable Agreements and the applicable board resolutions and (ii) the issuance of the Securities has been registered in the Company’s share registry.  As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and the Selling Stockholders and others and of public officials, including those in the Secretary’s Certificate.

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

As used herein, “Organizational Documents” means the documents listed in paragraphs (d) through (g) above.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the Securities have been duly authorized by all requisite corporate action on the part of the Company under the DGCL and have been validly issued and are fully paid and nonassessable.

In addition, in rendering the foregoing opinion we have assumed that the issuance of the Securities did not constitute a violation of, or a default under, any lease, indenture, agreement or other instrument to which the Company or its property was subject as of the date the Securities were issued (except that we do not make this assumption with respect to the Company’s certificate of incorporation or by-laws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2021).

El Pollo Loco Holdings, Inc.
February 15, 2023

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP

MJZ

Schedule A

Selling Stockholder	Total Number of Shares to be Sold
Trimaran Pollo Partners, L.L.C.	11,212,241
FS Equity Partners V, L.P.	5,461,251
FS Affiliates V, L.P.	73,052
Brian Carmichall	51,026
Mark Hardison	20,895